Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors

Celsion Corporation

Lawrenceville, New Jersey

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-193936) and related prospectus of Celsion Corporation for the registration of 194,986 shares of its common stock and to the incorporation by reference therein of our following reports included in Amendment No. 1 to the Current Report of Celsion Corporation on Form 8-K/A filed with the Securities and Exchange Commission on August 25, 2014:

(i)

our report dated January 30, 2014 (except for Note 13, as to which the date is June 6, 2014), with respect to the financial statements of Egen, Inc. as of and for the year ended June 30, 2013 and for the period from March 2, 2002 (date of inception) to June 30, 2013; and

(ii)	our report dated June 16, 2014, with respect to the financial statements of Egen, Inc. as of and for the year ended June 30, 2012.

/s/ Anglin, Reichmann, Snellgrove & Armstrong P.C.
Huntsville, Alabama
September 16, 2014